Exhibit D-5

   FOURTH AMENDMENT TO THE ENTERGY CORPORATION AND SUBSIDIARY
     COMPANIES INTERCOMPANY INCOME TAX ALLOCATION AGREEMENT


This fourth Amendment is made effective as of the dates provided in the provisions below, by and among Entergy Pakistan, Ltd., EP Edegel, Inc., Entergy Power Development International Corporation, Entergy Technology Holding Company, Entergy Technology Company, Entergy Power Operations Corporation, Entergy Operations Services, Inc., Entergy Power Marketing Corp., 280 Security Holding, Ltd., National Security Service, Inc., Automatic Detection Systems, Inc., Allied Alarms, Inc., Sentry Alarms Systems of America, Inc., Entergy Services, Inc., System Fuels, Inc., Entergy Enterprises, Inc., Entergy Integrated Solutions, Inc., Entergy Arkansas, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Jackson Gas and Light Company, Entergy Power & Light Company, The Light, Heat and Water Co. of Jackson, Entergy New Orleans, Inc., System Energy Resources, Inc., Entergy Power, Inc., Entergy Operations, Inc., Entergy Power Development Corporation, Entergy-Richmond Power Corporation, Entergy Gulf States, Inc., GSG&T, Inc., Varibus Corporation, Prudential Oil & Gas, Inc., Southern Gulf Railway Company and Entergy Corporation which is appearing herein on behalf of itself and its subsidiary companies which are parties to the Entergy Corporation and Subsidiary Companies Intercompany Income Tax Allocation Agreement which become effective as of January 1, 1987 ("Tax Agreement") to amend such Tax Agreement to add additional subsidiaries of Entergy Corporation and its subsidiary companies as parties, to automatically make subject to this Tax Agreement all subsidiary Corporations that are includible corporations of the Entergy Consolidated Tax Return Group, and to eliminate any distinction in treatment between Entergy Services, Inc. ("ESI") and any other subsidiaries so that ESI is treated under all provisions of this Tax Agreement in a fashion which is identical to the treatment afforded all subsidiaries, direct or indirect, of Entergy Corporation.

                           WITNESSETH

WHEREAS, the Tax Agreement vests in Entergy Corporation the power to execute, as attorney-in-fact for each participation subsidiary, such amendments as may be necessary to add to such Tax Agreement other subsidiaries or affiliated companies eighty percent (80%) of whose stock (based on voting power and value) is owned, directly or indirectly, by Entergy Corporation ("Entergy System").

WHEREAS,  Entergy Pakistan, Ltd., became a subsidiary of  Entergy
Power Development Corporation on August 24, 1994;

WHEREAS,  EP  Edegel, Inc. became a subsidiary of  Entergy  Power
Development Corporation on September 22, 1995;

WHEREAS, Entergy Power Development International Corporation became a subsidiary of Entergy Corporation on December 28, 1995;

WHEREAS, Entergy Technology Holding Company became a subsidiary of Entergy Corporation on June 19, 1996;

WHEREAS, Entergy Technology Company became a subsidiary of Entergy Technology Holding Company on June 19, 1996;

WHEREAS, Entergy Power Operations Corporation became a subsidiary of Entergy Corporation on June 24, 1996;

WHEREAS, Entergy Operations Services, Inc. became a subsidiary of
Entergy Enterprises, Inc. on July 9, 1996;

WHEREAS,  Entergy Power Marketing Corp. became  a  subsidiary  of
Entergy Corporation on July 29, 1996;

WHEREAS,  280  Security  Holding,  Ltd.,  and  its  subsidiaries,
National  Security Service, Inc. and Automatic Detection Systems,
Inc.  became  subsidiaries of Entergy Corporation on  October  1,
1996;

WHEREAS,  Allied  Alarms, Inc. became a subsidiary  of  Automatic
Detection Systems, Inc. on November 19, 1996;

WHEREAS,  Sentry  Alarms  Systems  of  America,  Inc.  became   a
subsidiary of Entergy Technology Company on November 21, 1996;

WHEREAS, in order to effectively carry out the intent of the Tax Agreement, it is necessary and desirable that all members of the Entergy System included in the annual filing of the consolidated Federal income tax return of Entergy Corporation and Subsidiary Companies be made parties thereto; and

WHEREAS, the parties hereto wish to amend the Tax Agreement in order to reflect the present composition of the Entergy System;

WHEREAS,  The  Entergy  System desires to  amend  the  prior  Tax
Agreement, which was effective for taxable years 1987 and thereafter, in order to alter the treatment of ESI so that it is treated under all provisions of this Tax Agreement in a fashion which is identical to the treatment afforded all subsidiaries, direct or indirect, of Entergy Corporation.


NOW, THEREFORE, the parties agree as  follows:

     1.   ENTERGY PAKISTAN, LTD. PARTICIPATION.  Entergy
Pakistan, Ltd., is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from August 24, 1994;

     2.   EP EDEGEL, INC. PARTICIPATION.   EP Edegel, Inc. is
hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from September 22, 1995;

     3.   ENTERGY POWER DEVELOPMENT INTERNATIONAL CORPORATION
PARTICIPATION.  Entergy Power Development International
Corporation is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from December 28, 1995;

     4.   ENTERGY TECHNOLOGY HOLDING COMPANY PARTICIPATION.
Entergy Technology Holding Company is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from June 19, 1996;

     5.   ENTERGY TECHNOLOGY COMPANY PARTICIPATION.  Entergy
Technology Company is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from June 19, 1996;

     6.  ENTERGY POWER OPERATIONS CORPORATION PARTICIPATION.
Entergy Power Operations Corporation is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from June 24, 1996;

     7.   ENTERGY OPERATIONS SERVICES, INC. PARTICIPATION.
Entergy Operations Services, Inc. is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from July 9, 1996;

     8.   ENTERGY POWER MARKETING CORP. PARTICIPATION.  Entergy
Power Marketing Corp. is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from July 29, 1996;

     9.   280 SECURITY HOLDING, LTD. AND ITS SUBSIDIARIES
PARTICIPATION.   280 Security Holding, Ltd., and its subsidiaries
are hereby added as parties to, and agree to be bound by the terms of the Tax Agreement effective as of and from October 1, 1996;

     10.   ALLIED ALARMS, INC. PARTICIPATION.  Allied Alarms,
Inc. is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from November 19, 1996;

     11.   SENTRY ALARMS SYSTEMS OF AMERICA, INC. PARTICIPATION.
Sentry Systems of America, Inc. is hereby added as party to, and agrees to be bound by the terms of the Tax Agreement effective as of and from November 21, 1996;

     12.  ENTERGY SERVICES, INC.   Notwithstanding anything
contained in this Tax Agreement to the contrary, effective for all prior taxable years and thereafter, the Entergy System agrees to alter the treatment of Entergy Services, Inc. ("ESI") so that ESI is treated under all provisions of this Tax Agreement in a fashion which is identical to the treatment afforded all subsidiaries, direct or indirect, of Entergy Corporation.

     13.  ADDITIONAL MEMBERS.   If at any time any member of the
Entergy System acquires or creates one or more subsidiary corporations that are includible corporations of the Entergy Consolidated Tax Return Group, the Entergy System agrees that such subsidiary or subsidiaries shall be subject to this Tax Agreement and all references to the creating or acquiring member herein shall thereafter be interpreted to refer to the member and its subsidiary or subsidiaries.

     14. EFFECTIVE DATE. This Fourth Amendment shall be effective for the allocation of current income tax liabilities of the Entergy System for the tax years indicated in the provisions above and all subsequent years until further amended or otherwise terminated.

     15. APPROVALS. A copy of this Fourth Amendment will be filed as an amendment to Entergy Corporation and Subsidiaries'
Form U5S Annual Report to the Securities and Exchange Commission for the year ended December 31, 1996.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed in multiple originals, in its name and on it behalf by one of its duly authorized officers on this ____ day of ____________ 1997.



                              ENTERGY CORPORATION

                              By: _________________________



                              ENTERGY PAKISTAN, LTD

                              By: _________________________



                              EP EDEGEL, INC.

                              By: _________________________



                              ENTERGY POWER DEVELOPMENT
                              INTERNATIONAL CORPORATION

                              By: _________________________



                              ENTERGY TECHNOLOGY HOLDING COMPANY

                              By: _________________________



                              ENTERGY TECHNOLOGY COMPANY

                              By: _________________________



                              ENTERGY POWER OPERATIONS CORPORATION

                              By: _________________________



                              ENTERGY OPERATIONS SERVICES, INC.

                              By: _________________________



                              ENTERGY POWER MARKETING CORP.

                              By: _________________________



                              280 SECURITY HOLDING, LTD.

                              By: _________________________

                              NATIONAL SECURITY SERVICE, INC.

                              By: _________________________



                              AUTOMATIC DETECTION SYSTEMS, INC.

                              By: _________________________



                              ALLIED ALARMS, INC.

                              By: _________________________





                              SENTRY ALARMS SYSTEMS OF AMERICA, I
                              INC.

                              By: _________________________




                              ENTERGY SERVICES, INC.

                              By: _________________________



                              SYSTEM FUELS, INC.

                              By: _________________________



                              ENTERGY ENTERPRISES, INC.

                              By: _________________________



                              ENTERGY INTEGRATED SOLUTIONS, INC.

                              By: _________________________



                              ENTERGY ARKANSAS, INC.

                              By: _________________________



                              ENTERGY LOUISIANA, INC.

                              By: _________________________



                              ENTERGY MISSISSIPPI, INC.

                              By: _________________________





                              JACKSON GAS AND LIGHT COMPANY

                              By: _________________________



                              ENTERGY POWER & LIGHT COMPANY

                              By: _________________________



                              THE LIGHT, HEAT AND WATER CO. OF JACKSON

                              By: _________________________



                              ENTERGY NEW ORLEANS, INC.

                              By: _________________________



                              SYSTEM ENTERGY RESOURCES, INC.

                              By: _________________________



                              ENTERGY POWER, INC.

                              By: _________________________



                              ENTERGY OPERATIONS, INC.

                              By: _________________________





                              ENTERGY POWER DEVELOPMENT CORPORATION

                              By: _________________________



                              ENTERGY-RICHMOND POWER CORPORATION

                              By: _________________________



                              ENTERGY GULF STATES, INC.

                              By: _________________________



                              GSG&T, INC.

                              By: _________________________





                              VARIBUS CORPORATION

                              By: _________________________



                              PRUDENTIAL OIL & GAS, INC.

                              By: _________________________



                              SOUTHERN GULF RAILWAY COMPANY

                              By: _________________________